UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2024 (February 5, 2024)
Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York,	NY	10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Chief Transformation Officer

On February 6, 2024, Coty Inc. (the “Company”) entered into a separation agreement with Gordon von Bretten, who has been serving as Chief Transformation Officer since June 2020. Under the terms of the separation agreement, Mr. von Bretten will continue to serve in his role and receive his fixed remuneration and benefits in kind until March 31, 2024 and will receive a severance amount of EUR 325,000 (less applicable withholding and statutory deductions) payable within a month of his separation. In addition, a pro rata portion of Mr. von Bretten’s outstanding equity awards under the Company’s Equity and Long-Term Incentive Plan will vest on March 31, 2024, equal to 193,574 shares of the Company’s common stock (less withholding for taxes). Under the separation agreement, no other supplemental severance amounts will be paid.

The foregoing description is qualified in its entirety by reference to the full text of the separation agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024.

Changes to the Board of Directors

On February 5, 2024, the Board of Directors (the “Board”) of the Company increased its size to twelve (12) directors and appointed Gordon von Bretten as a member of the Board, effective as of April 1, 2024, with a term expiring at the 2024 annual meeting of the Company’s stockholders and until his successor is duly elected and qualified. Mr. von Bretten will participate in the compensation arrangements for non-employee directors as described in the Company’s Proxy Statement filed with the Commission on September 21, 2023.

There are no arrangements or understandings between Mr. von Bretten and any other persons pursuant to which he was appointed as director. There are no transactions in which Mr. von Bretten has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: February 9, 2024	By:	/s/ Kristin Blazewicz
Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary